Exhibit 23.5

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum and natural gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-4 of SandRidge Energy, Inc. (the “Company”) and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our report dated January 16, 2017, with respect to the estimates of proved reserves of the Company located in the Rockies region of Colorado as of December 31, 2016. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Denver, Colorado

December 11, 2017

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
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